Exhibit 99.1

PRESS RELEASE	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 americanrailcar.com 636.940.6000

FOR RELEASE:	December 5, 2018

ITE MANAGEMENT L.P.
ANNOUNCES CLOSING OF ACQUISITION OF ARI

St. Charles, MO, December 5, 2018 – ITE Management L.P. (ITE) is pleased to announce that it has closed its acquisition of American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII).  In connection with the acquisition, ITE acquires a rail fleet of nearly 14,000 railcars and a best-in-class hopper car and tank car manufacturing and strategic servicing business.

Through its partnerships and relationships, ITE is committed to growing the ARI platform for the long term through supporting the employees and management of ARI in their initiatives to continue to build a better product and a better company, and to supplying its customers with a broad base of products, services, and support.

Jim Unger, a Partner of ITE, commented, “The acquisition of ARI adds substantially to the fleet managed by ITE Management.   As one of the larger private railcar owners, our scale will help us maximize value for all of our constituents.  The servicing business will help further provide top quality resources for the lease fleet, and with the manufacturing business we can focus on long term growth.  As one of ARI’s founders and, formerly, its President and CEO for almost 15 years, I know that ITE can work with this great organization and its people to continue to build and move America’s infrastructure.”

John O'Bryan, President and CEO of ARI, commented, “We are pleased to have ITE as both a partner and an owner.  ITE’s focus and expertise on railcars and railcar leasing is an asset to ARI’s business and our vision of providing the very best railcars and service to our customers.  ITE values the ARI team and shares our values of excellence, accountability, and teamwork.  We are excited to gain a partner that will continue to support ARI’s vision, values and strategic goals.”

About ARI

ARI is a prominent North American designer and manufacturer of hopper and tank railcars. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI manufactures and sells railcars, custom designed railcar parts, and other industrial products. ARI and its subsidiaries also lease railcars manufactured by the Company to certain markets, and ARI manages these lease railcars in-house. In addition, ARI and its subsidiaries provide railcar repair services through its various repair facilities, including mini-shops and mobile units, offering a range of services from full to light repair. More information about American Railcar Industries, Inc. is available on its website at americanrailcar.com or call the Investor Relations Department, 636.940.6000.

About ITE Management L.P.

ITE Management, an affiliate of ITE Rail Fund L.P., is an investment firm targeting industrial and transportation assets and companies, and related industries and services with a critical focus on investments that generate current cash. ITE Management’s investment strategies focus on broad macro-economic themes.  The principals of ITE Management are seasoned industry professionals in investments, investment management, banking, manufacturing and leasing with an average of over 25 years of experience.

Forward Looking Statement Disclaimer

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning. These forward-looking statements involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability to realize the anticipated benefits of the transaction; the ability to retain certain key employees of the Company; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Therefore, you should not rely on any of these forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance.  The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.